AMENDED AND RESTATED BYLAWS OF NATURE’S SUNSHINE PRODUCTS, INC. ___________________ March 8, 2021 ___________________

TABLE OF CONTENTS

Article 1 OFFICES
1.1 Business Offices
1.2 Registered Office
Article 2 SHAREHOLDERS
2.1 Annual Meeting
2.2 Business at an Annual Meeting of Shareholders
2.3 Special Meetings
2.4 Place of Meetings
2.5 Notice of Meetings
2.6 Fixing of Record Date
2.7 Voting List
2.8 Meetings by Telecommunication
2.9 Shareholder Quorum and Voting Requirements
2.10 Conduct of Meetings of Shareholders
2.11 Adjournment and Notice of Adjourned Meetings
2.12 No Shareholder Action Without a Meeting
2.13 Proxies
2.14 Voting Shares
2.15 Waiver
2.16 Litigation Costs
Article 3 BOARD OF DIRECTORS
3.1 General Powers
3.2 Nomination of Directors
3.3 Additional Requirements For Nomination of Directors
3.4 Number of Directors, Tenure and Qualification
3.5 Election of Directors
3.6 Removal of Directors
3.7 Chairman of the Board of Directors
3.8 Vice Chairman of the Board of Directors
3.9 Regular Meetings
3.10 Special Meetings
3.11 Notice
3.12 Quorum
3.13 Manner of Acting
3.14 Vacancies and Newly-Created Directorships
3.15 Fees and Compensation
3.16 Presumption of Assent
3.17 Resignations
3.18 Action by Written Consent
1

3.19 Meetings by Telephone Conference Call
Article 4 COMMITTEES
4.1 Committees
4.2 Procedures, Meetings and Quorum
Article 5 OFFICERS
5.1 Officers
5.2 Appointment, Term of Office and Qualification
5.3 Resignations
5.4 Removal
5.5 Vacancies and Newly-Created Offices
5.6 Chief Executive Officer
5.7 President
5.8 Chief Financial Officer
5.9 Secretary
5.10 Treasurer
5.11 Assistant Secretaries and Treasurers
5.12 Salaries
5.13 Surety Bonds
5.14 Delegation of Authority
Article 6 CAPITAL SHARES
6.1 Share Certificates
6.2 Shares Without Certificates
6.3 Transfer of Shares
6.4 Restrictions on Transfer or Registration of Shares
6.5 Regulations
6.6 Transfer Agent(s) and Registrar(s)
6.7 Lost or Destroyed Certificates
Article 7 INDEMNIFICATION
7.1 Indemnification
7.2 Certain Restrictions on Indemnification
7.3 Mandatory Indemnification
7.4 Determination
7.5 General Indemnification
7.6 Advances
7.7 Scope of Indemnification
7.8 Insurance
7.9 Effect of Repeal or Modification of Article 7
Article 8 FISCAL YEAR
Article 9 AMENDMENTS
Article 10 FORUM SELECTION

AMENDED AND RESTATED BYLAWS
OF
NATURE’S SUNSHINE PRODUCTS, INC.
ARTICLE 1.OFFICES
1.1    Business Offices
The principal office of the corporation shall be located at such place either within or outside the State of Utah, as may be determined by the Board of Directors. The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.
1.2    Registered Office
The registered office of the corporation shall be located within the State of Utah and may be, but need not be, identical with the principal office (if located within the State of Utah). The address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE 2.SHAREHOLDERS
2.1    Annual Meeting
The annual meeting of shareholders (“Annual Meeting”) shall be held each year on a date and at a time designated by the Board of Directors.  At the meeting, directors shall be elected and any other proper business may be transacted. The Board of Directors may postpone, reschedule or cancel any previously scheduled Annual Meeting of shareholders.
2.2    Business at an Annual Meeting of Shareholders
(a)The business to be transacted at any Annual Meeting shall be limited to business that is properly brought before the meeting. For the purposes of this Section 2.2, “properly brought before the meeting” shall mean the business that is (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before an Annual Meeting by or at the direction of the Board of Directors, or (iii) a proper matter for shareholder action under the Utah Revised Business Corporation Act (the “Revised Act”) that has been otherwise properly brought before an Annual Meeting by a shareholder who (A) is a shareholder of record both on the date of the giving of the notice provided for in this Section 2.2 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.2 in all applicable respects. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an Annual Meeting.

(b)In order for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, (i) provide Timely Notice (as defined below) thereof in writing and in proper form of such shareholder’s intent to bring a matter before the Annual Meeting and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.2. To be timely, a shareholder’s notice must be delivered to, or mailed to and received by, the Secretary of the corporation at the corporation’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held in the previous year or the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, on the later of (i) the ninetieth (90th) day prior to such Annual Meeting or (ii) the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the corporation, whichever occurs first (such notice within such time periods, “Timely Notice”). In no event shall any postponement or adjournment of an Annual Meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(c)Except with respect to nominations for the election of directors, which shall be governed by Section 3.2 hereof, to be in proper form, each such notice to the Secretary shall set forth:
i.as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); (B) the class or series and number of shares of capital shares of the corporation that are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or owned of record by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the corporation (“Synthetic Equity Interests”); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such

Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (D) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (E) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation held by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (F) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (G) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any; (H) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (I) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (J) any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate or the corporation, on the other hand, (K) a representation that the Proposing Person is a holder of record of shares of the corporation entitled to vote at such meeting and such Proposing Person intends or is party of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal; and (L) any other information relating to such Proposing Person and the business proposed by such Proposing Person that would be required to be disclosed in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business being proposed (the disclosures made pursuant to the forgoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. In addition, the Proposing Person shall promptly provide any other information reasonably requested by the corporation; and
ii.as to each item of business that the Proposing Peron(s) proposes to bring before the Annual Meeting or a special meeting, (A) a brief description of the business desired to be brought before the Annual Meeting or a special meeting, the reasons for conducting such business at the Annual Meeting or a special meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (the disclosures made pursuant to the foregoing clauses (A) through (D) are referred to as “Business Proposal Information”).
For purposes of this Section 2.2, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an Annual Meeting or a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the Annual Meeting or a special meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.
(d)A Proposing Person shall further update and supplement its notice to the corporation of its intent to propose business at an Annual Meeting or a special meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, to extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(e)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting or a special meeting that is not properly brought before the meeting in accordance with this Section 2.2 or Section 2.3, as applicable. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.2 or Section 2.3, as applicable, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(f)This Section 2.2 is expressly intended to apply to any business proposed to be brought before an Annual Meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 2.2 with respect to any business proposed to be brought before an Annual Meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.2 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.3    Special Meetings
(a)Except as otherwise required by the Revised Act or the corporation’s Articles of Incorporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”), special meetings of shareholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors or by the Secretary of the corporation following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.3 from shareholders of record as of the record date fixed in accordance with Section 2.6 who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in this Section 2.3 and Section 3.3.
(b)No shareholder may demand that the Secretary of the corporation call a special meeting of the shareholders unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.
(c)To be in proper form for purposes of this Section 2.3, a request by a shareholder for the Board of Directors to fix a record date shall set forth:
i.as to each Requesting Person (as defined below), the Disclosable Interests (as defined in Section 2.2(c)(i), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in of Section 2.2(c)(i)) and the disclosure with respect to the business to be brought before the meeting in Section 2.2(c)(i) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be; and

ii.as to the purpose or purposes of the special meeting, (A) the Business Proposal Information (as defined in Section 2.2(c)(ii)), or (B) if directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.
For purposes of this Section 2.3, the term “Requesting Person” shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (iii) any affiliate or associate of such shareholder or beneficial owner.
(d)Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.3 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in Section 2.3.
(e)Without qualification, a special meeting of the shareholders shall not be called by the shareholders unless shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, more than ten percent (10%) of the voting power of the outstanding shares of the corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the corporation call a special meeting of the shareholders pursuant to this Section 2.3. To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not later than the sixtieth (60th) day following the record date fixed in accordance with this Section 2.3 and Section 2.6. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”), the information required to be provided pursuant to this Section 2.3(c) and Section 3.2, as applicable, by a Requesting Person.
(f)The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 2.3, (ii)

that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, and (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date.
(g)After receipt of demands in proper form and in accordance with this Section 2.3 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.6 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Section 2.5 of these Bylaws.
(h)In connection with a special meeting called in accordance with this Section 2.3, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for shareholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date of the special meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any request or demand provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(i)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting has or have not otherwise complied with this Section 2.3, then the Board of

Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.
2.4    Place of Meetings
Meetings of shareholders may be held at any place within or outside the State of Utah as designated by the Board of Directors and stated in the notice of the meeting.  In the absence of any such designation, meetings shall be held at the principal office of the corporation.
2.5    Notice of Meetings
Except as may otherwise be required by the Revised Act, the Articles of Incorporation or these Bylaws, the notice of any meeting of shareholders shall be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by any form of electronic transmission, or by mail or express courier, by or at the direction of the Board of Directors to each shareholder of record entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.6    Fixing of Record Date
For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix, in advance, a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of the shareholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is so fixed by the Board of Directors, the record date for the determination of such shareholders shall be determined in accordance with the Revised Act. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
2.7    Voting List
The Secretary of the corporation, or such other officer as directed by the Board of Directors, shall prepare a list of the names of all of the shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting group and within each voting group by class or series of shares. The list shall be alphabetical within each class or series and must show the address of, and the number of shares held by each shareholder. The shareholder list must be made available for inspection by any shareholder in accordance with the Revised Act.
2.8    Meetings by Telecommunication
Any or all of the shareholders may participate in an annual or special meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.
2.9    Shareholder Quorum and Voting Requirements
(a)If the Articles of Incorporation or the Revised Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.
(b)If the Articles of Incorporation or the Revised Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
(c)Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these Bylaws or the Revised Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
(d)Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting pursuant to the Revised Act or these Bylaws.
(e)If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Revised Act require a greater number of affirmative votes.
2.10    Conduct of Meetings of Shareholders
(a)The Chairman of the Board of Directors or, if there shall be none or in his or her absence, the Vice Chairman of the Board of Directors, or if there shall be none or in his or her absence, the Chief Executive Officer or if there shall be none or in his or her absence, the President, who is present at the meeting, or in all of their absences an individual designated by the Board of Directors, shall call to order and act as the presiding officer of any meeting of the shareholders of the corporation. The Secretary of the corporation shall serve as the Secretary of the meeting or, if there shall be none or in his or her absence, the Secretary of the meeting shall be such person as the presiding officer of the meeting appoints. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the presiding officer of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by applicable law or these Bylaws, such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the presiding officer of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for the commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the Board of Directors or the presiding officer of the meeting, it shall not be necessary to follow Roberts’ Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders. Following completion of the business of the meeting as determined by the presiding officer of the meeting, the presiding officer of the meeting shall have the exclusive authority to adjourn the meeting.
(b)No business shall be conducted at an annual or special meeting of shareholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these Bylaws. If the introduction of any business at an annual or special meeting of shareholders does not comply with the procedures specified in these Bylaws, the presiding officer of the meeting may declare that such business is not properly before the meeting and shall not be considered at the meeting.
2.11    Adjournment and Notice of Adjourned Meetings
Any meeting of shareholders, whether annual or special, may be adjourned from time to time exclusively by the presiding officer of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting which the adjournment is taken unless the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, the corporation may transact any business which might have been transacted at the original meeting.
2.12    No Shareholder Action Without a Meeting
As provided in and subject to the Articles of Incorporation, the shareholders of the corporation are not permitted to take action without a meeting of shareholders held and noticed in accordance with these Bylaws. Any action taken by shareholders by written consent or without a meeting shall be null and void. Notwithstanding the foregoing, this Section 2.12 shall not affect the validity of shareholder action taken prior to the adoption of these Bylaws.

2.13    Proxies
At all meetings of shareholders, a shareholder may vote in person or by proxy. Each shareholder entitled to vote at any meeting of the shareholders, or such shareholder’s duly authorized agent or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission containing or accompanied by information that indicates that such shareholder, such shareholder’s agent, or such shareholder’s attorney-in-fact, authorized such electronic transmission. Such proxy shall be filed with the inspector of election or the officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy appointment form.
2.14    Voting Shares
. Each outstanding share, regardless of class, shall be entitled to one (1) vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote at a meeting of the shareholders, except as otherwise required by the Revised Act and to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. Unless the Articles of Incorporation provide otherwise, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.
2.15    Waiver
A shareholder may waive any notice required by the Revised Act, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice as the date or time when any action will occur or has occurred.
2.16    Litigation Costs
To the fullest extent permitted by law, in the event that (i) any current shareholder of the corporation or anyone on its behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”), or joins, offers substantial assistance to or has a direct financial interest in any Claim against the corporation any of its directors, officers employees or affiliates (the “Company Parties”) and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company Parties for all reasonable fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company Parties may incur in connection with such Claim.
ARTICLE 3.BOARD OF DIRECTORS
3.1    General Powers
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in a shareholder’s agreement authorized under the Revised Act.
3.2    Nomination of Directors
(a)Subject to the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the Articles of Incorporation with respect to the right, if any, of holders of a class of preferred shares of the corporation to nominate and elect a specified number of directors. To be properly brought before an Annual Meeting, or any special meeting of the shareholders called for the purpose of electing directors, nominations for the election of a director must be (i) made by or at the direction of the Board of Directors or any duly authorized committee thereof and specified in the notice of annual or special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) made by or at the direction of the Board of Directors or any duly authorized committee thereof to be brought before the Annual Meeting, or (iii) made by a shareholder of the corporation who (A) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.2 and at the time of such meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 3.2 and Section 3.3 as to such notice and nomination. The foregoing clause (iii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.
i.Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an Annual Meeting, such shareholder must (A) provide Timely Notice (as defined in Section 2.2(b)) thereof in proper written form to the Secretary of the corporation, (B) provide the information, agreements and questionnaires with respect to such shareholder and its proposed nominee as required to be set forth by this Section 3.2 and Section 3.3 and (C) provide any updates or supplements to such notice at the time and in the forms required by this Section 3.2 and Section 3.3.
ii.Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, (B) provide the information with respect to such shareholder and its proposed nominee as required by this Section 3.2 and Section 3.3 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.2. To be timely, a shareholder’s notice for nominations of directors to be made at a special meeting called for purposes of electing directors must be received by the Secretary of the corporation at the corporation’s principal executive offices not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made.
iii.In no event shall any adjournment or postponement of an Annual Meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(b)To be in proper form for purposes of this Section 3.2, a shareholder’s notice to the Secretary shall set forth:
i.as to each Nominating Person, any Disclosable Interests (as defined in Section 2.2(c)(i)), except that for purposes of this Section 3.2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.2(c)(i) and the disclosure with respect to the business to be brought before the meeting in Section 2.2(c)(i) shall be made with respect to the election of directors at the meeting; and
ii.as to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 3.2 and Section 3.3 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect material interests in any material contract, agreement, arrangement or understanding during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 3.3(a) (the disclosures to be made pursuant to the foregoing clauses (A) through (D) are referred to as “Nominee Information”). The corporation may require any proposed nominee to furnish such other information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.
For purposes of this Section 3.2, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.
(c)A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(d)In addition to the requirements of this Section 3.2 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
3.3    Additional Requirements For Nomination of Directors
(a)To be eligible to be a proposed nominee for election as a director at an annual or special meeting, a proposed nominee must be nominated in the manner prescribed in Section 3.2 and the proposed nominee, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the corporation, (i) a completed written questionnaire (in a form provided by the corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in a form provided by the corporation) that such proposed nominee (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (C) if elected as a director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any proposed nominee, the Secretary of the corporation shall provide to such proposed nominee all such policies and guidelines then in effect), and (D) consents to being named as a nominee in the corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the corporation and agrees to serve if elected as a director.
(b)The Board of Directors may also require any proposed nominee as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such proposed nominee’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such proposed nominee to be an independent director in accordance with any national securities exchange on which the corporation’s securities are listed.

(c)A proposed nominee for election as a director shall further update and supplement the materials delivered pursuant to this Section 3.3, if necessary, so that the information provided or required to be provided pursuant to this Section 3.3 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (or any other office specified by the corporation in any public announcement) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholder.
(d)No proposed nominee shall be eligible for nomination as a director unless such proposed nominee and the Nominating Person seeking to place such proposed nominee’s name in nomination has complied with Section 3.2 and this Section 3.3, as applicable. The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 3.2 and this Section 3.3, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the proposed nominee (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the proposed nominee in question) shall be void and of no force or effect.
(e)Notwithstanding anything in these Bylaws to the contrary, no proposed nominee shall be eligible to be seated as a director unless nominated and elected in accordance with Section 3.2 and this Section 3.3.
3.4    Number of Directors, Tenure and Qualification
The number of directors to constitute the whole Board of Directors shall be such number (not less than three nor more than ten) as shall be fixed from time to time exclusively by resolution adopted by a majority of the entire Board of Directors. Directors need not be shareholders or residents of the State of Utah. Directors shall hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. When the number of directors is changed, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term.

3.5    Election of Directors
At each election of directors, unless otherwise provided in the Articles of Incorporation or the Revised Act, every shareholder entitled to vote at the election has the right to cast, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present. However, to the extent permitted by the Revised Act, an election of directors shall be governed by the terms of Section 16-10a-1023 of the Revised Act.
3.6    Removal of Directors
The shareholders may remove one or more directors at a meeting called for that purpose only if notice has been given in accordance with these Bylaws that a purpose of the meeting is such removal. Notwithstanding the preceding sentence, directors may only be removed in accordance with the Articles of Incorporation. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.
3.7    Chairman of the Board of Directors
The Board of Directors may elect a Chairman of the Board of Directors, which person shall at all times be a director. The position of Chairman of the Board of Directors and the office of Chief Executive Officer shall not be held by the same person at the same time. The Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.  The period(s) of service by the Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors.
3.8    Vice Chairman of the Board of Directors
The Board of Directors may elect a Vice Chairman of the Board of Directors, which person shall at all times be a director. The Vice Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors when the Chairman is absent or otherwise unable to preside and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.  The period(s) of service by the Vice Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Vice Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors under the circumstances provided for in this Section 3.8.
3.9    Regular Meetings
The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of regular meetings without notice other than such resolution.

3.10    Special Meetings
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman of the Board of Directors or a majority of the directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors.
3.11    Notice
Notice of the date, time, and place of any special meeting of the Board of Directors shall be delivered personally or by telephone to each director, sent by electronic transmission to each director or sent by mail or express courier, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation.  If the notice is mailed, it shall be effective if deposited in the United States mail at least two (2) days before the time of the holding of the meeting.  If the notice is delivered personally, by express courier, or by telephone or electronic transmission, it shall be effective if delivered at least twentyfour (24) hours before the meeting begins.  The method of notice need not be the same to each director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director.  Any director may waive notice of any meeting by delivering a written waiver to the corporation to file in its corporate records, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or consent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation, these Bylaws or the Revised Act.
3.12    Quorum
A majority of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.
3.13    Manner of Acting
The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation, these Bylaws or the Revised Act, be the act of the Board of Directors.
3.14    Vacancies and Newly-Created Directorships
Subject to the Articles of Incorporation and the provisions of these Bylaws, any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected until the next Annual Meeting and until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.  The term “vacancy”

includes any directorship authorized under Section 3.4, but not filled by the shareholders at the Annual Meeting, whether or not such directorship had previously been filled.
3.15    Fees and Compensation
Directors and members of committees designated by the Board of Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.
3.16    Presumption of Assent
A director who is present at a meeting of the Board of Directors when any corporate action is taken is presumed to have consented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his or her dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.
3.17    Resignations
A director may resign at any time by giving a written notice of resignation to either the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary.  Unless otherwise provided in the resignation, the resignation shall become effective when the notice is received by the Chairman, Vice Chairman, Chief Executive Officer or the Secretary. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
3.18    Action by Written Consent
Any action required to be taken at a meeting of the Board of Directors of the corporation or any other action that may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee, as the case may be, and may be described as such in any document or instrument. Action taken pursuant to this Section is effective when the last director signs a writing describing the action taken, unless the Board of Directors establishes a different effective date.
3.19    Meetings by Telephone Conference Call
Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone call or similar communications equipment by which all persons participating in the meeting can hear each other throughout the meeting.  Participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE 4.COMMITTEES
4.1    Committees
The Board of Directors may from time to time by resolution adopted by a majority of the Board of Directors designate from among its members one or more committees, which may include, but is not limited to, a Compensation Committee, an Audit Committee, a Governance Committee, and such other committees as the Board of Directors shall deem appropriate, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed under the Revised Act. The Chairman of any such committee shall be designated by the Board of Directors. The Board of Directors may also designate a Vice Chairman of any such committee. Each committee must have at least two (2) directors as members. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee, and fill all vacancies therein. The members of any such committee shall serve at the pleasure of the Board of Directors.
4.2    Procedures, Meetings and Quorum
Unless the Board of Directors provides otherwise and subject to these Bylaws, each committee of the Board of Directors may make, alter and repeal rules for the conduct of its business. Meetings of any committee designated by the Board of Directors may be called and held at such times and places as the Chairman of such committee shall from time to time determine. A meeting of any committee designated by the Board of Directors may also be called by the Vice Chairman of such committee, a majority of the directors assigned to such committee, the Chairman of the Board, or by a majority of the Board of Directors. Notice of such meetings shall be given within the same times and by the same means as set forth in these Bylaws for meetings of the Board of Directors. At every meeting of any such committee, the presence of a majority of all of the members of such committee shall be necessary for the transaction of business, and the action of any such committee must be authorized by the affirmative vote of a majority of the members present at such meeting at which a quorum is present. Any such committee shall keep minutes of its proceedings, and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Any action by a committee shall be subject to review by the Board of Directors, provided, no rights of third parties shall be affected by such review.
ARTICLE 5.OFFICERS
5.1    Officers
Except as provided otherwise by a resolution of the Board of Directors, the officers of the corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as determined by resolution of the Board of Directors in its sole and absolute discretion. Any two (2) or more offices may be held by the same person at the same time.
5.2    Appointment, Term of Office and Qualification
The officers of the corporation shall be appointed by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment. Appointment of the

Chief Executive Officer, the President, the Chief Financial Officer, Vice Presidents, the Secretary and the Treasurer shall take place annually or at such other intervals as the Board of Directors may determine, subject to any rights of an officer under any contract of employment, and may be made at regular or special meetings of the Board of Directors or by the written consent of the directors. Subject to the foregoing, the Chief Executive Officer shall appoint all Assistant or Divisional Vice Presidents, Assistant Secretaries and Assistant Treasurers from time to time in his or her discretion.  Each officer shall hold office until such officer’s death, resignation, or removal in the manner provided in these Bylaws. No officer provided for in this Article 5 need be a director of the corporation nor shall any such officer be a director unless elected a director in accordance with these Bylaws.
5.3    Resignations
Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.4    Removal
Any officer may be removed by the Board of Directors or by a committee thereof, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice and subject to the contract rights, if any, of the person so removed.
5.5    Vacancies and Newly-Created Offices
A vacancy in any office may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.
5.6    Chief Executive Officer
The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.
5.7    President
The President shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall, subject to such direction and control, have general active management of the business, affairs and policies of the corporation. The President shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the Board of Directors has not elected a Chief Executive Officer, the President shall be the Chief Executive Officer. If the Board of Directors has elected a Chief Executive Officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties, of the Chief Executive Officer.

5.8    Chief Financial Officer
The Chief Financial Officer shall be subject to the direction and control of the Chief Executive Officer, shall have primary responsibility for the financial affairs of the corporation and shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation’s policies and procedures as adopted by resolution of the Board of Directors, making or causing to be made proper vouchers therefor; (v) render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and (vi) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws or by the Chief Executive Officer.
5.9    Secretary
(a)The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by, the Board of Directors or any committees of the Board of Directors. The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by the Revised Act.
(b)The Secretary shall be the custodian of the corporate records and of the seal, if any, of the corporation. Unless otherwise required by applicable law or by the Board of Directors, the adoption or use of a corporate seal is not required. The Secretary shall see that the books, reports, statements, certificates, and other documents and records required by the Revised Act are properly kept and filed.
(c)The Secretary shall have charge of the share books of the corporation and cause the share and transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such shares were paid for, the alphabetically arranged names and addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became a holder of record. The Secretary may discharge this responsibility through a transfer agent or transfer agents approved by the Chief Executive Officer or the Board of Directors. The Secretary shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register.  The Secretary shall cause the share ledger to be kept and exhibited at the principal office of the corporation or the office of the corporation’s transfer agent in the manner and for the purposes provided by these Bylaws and the Revised Act.
(d)The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by applicable law or these Bylaws or as from time to time may be assigned by the Board of Directors.

5.10    Treasurer
(a)The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.
(b)The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
5.11    Assistant Secretaries and Treasurers
Any Assistant Secretaries or Assistant Treasurers shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be prescribed for them by the Board of Directors or the Chief Executive Officer.
5.12    Salaries
The compensation of the Chief Executive Officer shall be fixed from time to time by the Board of Directors or any duly authorized committee thereof. Subject to compliance with applicable law and the requirements of any listing agreement with any exchange upon which the corporation’s shares trade, the compensation of the other officers shall be fixed from time to time based on the recommendation of the Chief Executive Officer and after review by the Board of Directors or any duly authorized committee thereof.
5.13    Surety Bonds
In the event the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation that may come under his or her responsibility.
5.14    Delegation of Authority
The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 6.CAPITAL SHARES
6.1    Share Certificates
(a)The shares of the corporation may, but need not be, represented by certificates. If the shares are represented by certificates, the certificates shall be signed by any two (2) of the following officers: the Chief Executive Officer, the President, any Vice President, the Secretary, or any Assistant Secretary of the corporation. The signatures of the designated officers upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.
(b)If the corporation is authorized to issue different classes of shares or a different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request, without charge.
(c)Each certificate representing shares shall also state upon the face thereof:
i.The name of the corporation and that it is organized under the laws of the State of Utah.
ii.The name of the person to whom the certificate is issued.
iii.The number and class of shares, and the designation of the series, if any, which such certificate represents.
(d)There shall be entered upon the share transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class, or series of such shares, and the date of issuance thereof.  Every certificate exchanged or returned to the corporation shall be marked “Canceled” with the date of cancellation. Unless otherwise required by the Revised Act, or by the Board of Directors in accordance with applicable law, the foregoing with respect to shares does not affect shares already represented by certificates.
6.2    Shares Without Certificates
The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation’s shares without certificates or as book-entry shares. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required to be on certificates by Section 6.1 of these Bylaws or the Revised Act.

6.3    Transfer of Shares
Shares shall be transferred on the books of the corporation by the holder thereof in person or by his attorney, (i) with regard to certificated shares, upon surrender to the corporation or to a transfer agent for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so. Except as may be otherwise required by the Revised Act, the Articles of Incorporation or these Bylaws, the corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect to such shares, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.
6.4    Restrictions on Transfer or Registration of Shares
(a)Subject to the Articles of Incorporation or the provisions of these Bylaws, the Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation. Such restrictions do not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.
(b)The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder, if the restriction is authorized by the Revised Act and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement that is sent to shareholders whose shares are not represented by certificates pursuant to Section 6.2 of these Bylaws.
6.5    Regulations
Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.
6.6    Transfer Agent(s) and Registrar(s)
The Board of Directors may appoint one or more transfer agent(s) and one or more registrar(s) with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agent(s) and registrar(s).

6.7    Lost or Destroyed Certificates
The corporation may issue (i) a new stock certificate or (ii) uncertificated shares in place of any certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
ARTICLE 7.INDEMNIFICATION
7.1    Indemnification
Except as provided in Section 7.2 of these Bylaws, the corporation may, to the maximum extent and in the manner permitted by the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, fiduciary, or agent of the corporation, against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee, fiduciary, or agent of the corporation, did not meet the standard of conduct described in this Section 7.1.
7.2    Certain Restrictions on Indemnification
The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws, in connection with a proceeding by or in the right of a corporation in which such party was adjudged liable to the corporation, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.
7.3    Mandatory Indemnification
The corporation shall indemnify a director or officer of the corporation who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.
7.4    Determination
The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of such party is permissible in the circumstances because such party has met the applicable standard of conduct set forth in Section 7.1 of these Bylaws. Such determination shall be made either (a) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum requirement, (b) if a quorum cannot be obtained, by majority vote of a committee of the

Board of Directors designated by the Board of Directors, which committee shall consist of two (2) or more directors not parties to the proceeding, except that the directors who are not parties to the proceeding may participate in the designation of directors for the committee, (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors in the manner prescribed by the Revised Act, or (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section 7.4. Shareholders’ action that otherwise complies with this Section 7.4 is not affected by the presence of holders, or the voting, of shares that are not qualified shares as determined under the Revised Act.
7.5    General Indemnification
The indemnification and advancement of expenses provided by this Article 7 shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
7.6    Advances
The corporation in accordance with the Revised Act may pay for or reimburse the reasonable expenses incurred by any director, officer, employee, fiduciary, or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 7.1 of these Bylaws, (b) such party furnishes to the corporation a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article 7.
7.7    Scope of Indemnification
Except as otherwise provided in these Bylaws, the indemnification and advancement of expenses authorized by this Article 7 are intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such laws.  Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent of the corporation and shall inure to the benefit of such person’s heirs, executors, and administrators.
7.8    Insurance
The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of this Article 7 or the laws of the State of Utah, as the same may hereafter be amended or modified.
7.9    Effect of Repeal or Modification of Article 7
Any repeal or modification to this Article 7 by the shareholders of the corporation shall not adversely affect any right or protection of any person existing at the time of such repeal, modification or amendment.
ARTICLE 8.FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE 9.AMENDMENTS
These Bylaws may be altered, amended or repealed, or new bylaws adopted, as set forth in the Articles of Incorporation.
ARTICLE 10.FORUM SELECTION
Unless the corporation consents in writing to the selection of an alternative forum, a state or federal court located within the State of Utah shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Revised Act, the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Utah unless the corporation consents in writing to such court. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Utah (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Utah in connection with any action brought in any such court to enforce the precedent sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.